UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2006
HELIX BIOMEDIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
22122 20th Avenue S.E., Suite 148
Bothell, Washington 98021
(425) 402-8400
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 6, 2006, Helix BioMedix, Inc. (the “Company”) announced that George A. Murray would be retiring from the Company’s Board of Directors effective as of the Company’s annual meeting of stockholders scheduled to be held on May 18, 2006 and that he would therefore not be standing for re-election at that meeting. In addition, the Company announced that Weston Anson has been appointed to the Company’s Board of Directors as a Class III Director and David O’Connor has been appointed to the Company’s Board of Directors as a Class II Director, both effective as of March 31, 2006. A copy of the press release announcing these appointments and Mr. Murray’s notice of resignation is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01   Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated April 6, 2006, issued by Helix BioMedix, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.
Dated: April 6, 2006	By:	/s/ David H. Kirske
David H. Kirske
Vice President and Chief Financial Officer